                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                  F O R M  8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                               Date of Report
                             September 27, 1995
                             ------------------

                              Rio Grande, Inc.
                              ----------------
           (Exact name of registrant as specified in its charter)


                                  Delaware
                                  --------
               (State or other jurisdiction of incorporation)



1-8287                                                               74-1973357
------                                                               ----------
(Commission File Number)                 (I.R.S. Employer Identification Number)



10101 Reunion Place, Suite 210
San Antonio, Texas                                                    78216-4156
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


              Registrant's telephone number, including area code:
                                 (210) 308-8000
                                 --------------




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ITEM 5.  OTHER EVENTS.

         The Company consummated on September 27, 1995 an offering (the "Offering") of 80 Units, each of which consists of an 11.50% Subordinated Note in the principal amount of $25,000 ("Note" where singular and "Notes" where plural) and Warrants to purchase shares of Class A Common Stock, par value $.01 per share, of the Company (the "Common Stock") at $.40 per share, as described below (the "Warrants").

         Interest on the Notes is payable quarterly, and the Notes mature on September 30, 2000. No principal payments will be required during the first two years. Thereafter, quarterly principal installments equal to 3.125%, 9.375% and 12.5% of the original principal amount of the Notes are payable during the third, fourth and fifth years, respectively. The Notes may be prepaid in whole or in part at any time without penalty.

         The Warrants entitle the holder to acquire shares of Common Stock of the Company at $.40 per share for a period of seven years, subject to earlier expiration under certain circumstances. 1,388,160 shares of Common Stock are subject to the Warrants. The Warrants are detachable from the Notes; provided, however, that if the Warrants are transferred separately from the Notes to someone other than an affiliate, they must be exercised within thirty days of the assignment or transfer or they will expire. Warrant holders were granted piggyback registration rights entitling the holders of shares acquired through the exercise of Warrants to request registration of those shares in the event the Company files a registration statement to effectuate a public offering of the Company's Common Stock.

         The Company paid a fee of 4.25%, or $85,000 of the proceeds to Duncan-Smith Securities, Inc. The Company estimates that the other expenses of the Offering, including printing, legal and engineering fees and expenses payable by the Company, will be approximately $60,000, which would provide $1,855,000 to the Company. The Company intends to use the proceeds of the Offering to initiate a plan of development on and make production enhancements to certain oil and gas properties acquired in 1994 and operated by the Company. The Company's development plan includes the recompletion or workover of approximately 20 marginal producing wells and an infill development drilling program combined with a pressure maintenance waterflood project on approximately 4,000 acres in Tom Green County, Texas.

         The securities were offered and sold pursuant to a Private Offering Memorandum, a copy of which has been filed as an exhibit to this report. The Note Purchase Agreement by and among the Company, Rio Grande Drilling Company, a Texas corporation and wholly-owned subsidiary of the Company, and the various purchasers in the offering and the form of Warrant issued to purchasers in the offering are also attached as exhibits to this report.





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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits. The following exhibits are filed as part of this report:

Number                    Document
------                    --------
4.1                       Note Purchase Agreement, dated September 27, 1995, by and among the Company, Rio Grande
                          Drilling Company, and the various purchasers of 11.50% Subordinated Notes due September 30,
                          2000

4.2                       Form of Common Stock Purchase Warrant issued in connection with the Offering described in this report

99.1                      Private Offering Memorandum of the Company dated August 7, 1995



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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             RIO GRANDE, INC.



                                             By:
                                                --------------------------------
                                                  Guy Bob Buschman, President

Dated:  ____________, 1995





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                                 EXHIBIT INDEX

Exhibit No.                  Description                                  Sequentially Numbered Page
----------                   -----------                                  --------------------------
 4.1                        Note   Purchase   Agreement,   dated                   ____
                            September 27, 1995, by and among the
                            Company,    Rio    Grande   Drilling
                            Company, and  the various purchasers
                            of  11.50%  Subordinated  Notes  due
                            September 30, 2000

 4.2                        Form   of   Common   Stock  Purchase                   ____
                            Warrant  issued  in  connection with
                            the   Offering  described   in  this
                            report


 99.1                       Private Offering   Memorandum of the                   ____
                            Company dated August 27, 1995




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